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                                                                   EXHIBIT 23.1

                          ASCEND COMMUNICATIONS, INC.

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 22, 1998, incorporated by reference in the Proxy Statement of Stratus Computer, Inc. that is made a part of the Registration Statement (Form S-4) and related Prospectus of Ascend Communications, Inc. for the registration of shares of its common stock in connection with its merger with Stratus Computer, Inc.

                                                          /s/ ERNST & YOUNG LLP

Walnut Creek, California
August 21, 1998